===============================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (Date of earliest event reported): June 1, 2006
                                                           ------------

                     InterDigital Communications Corporation
             (Exact name of registrant as specified in its charter)



          Pennsylvania                  1-11152                23-1882087
(State or other jurisdiction of (Commission File Number)      (IRS Employer
         incorporation)                                    Identification No.)


      781 Third Avenue, King of Prussia, PA                    19406-1409
     (Address of Principal Executive Offices)                  (Zip Code)


        Registrant's telephone number, including area code: 610-878-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

===============================================================================

Item 1.01.        Entry into a Material Definitive Agreement.

     (a) On June 1, 2006, InterDigital Communications Corporation (the "Company") entered into an employment agreement with James Nolan ("Employment Agreement") setting forth the terms and conditions of Mr. Nolan's service to the Company in his capacity as Senior Engineering Officer effective on May 16, 2006.

     Pursuant to the Employment Agreement, Mr. Nolan reports directly to the Chief Executive Officer and will receive an annual base salary of $225,000, subject adjustments from time to time ("Base Salary"), together with benefits which are provided to similarly situated employees of the Company (e.g., medical, dental, vision, 401(k), expense reimbursement). Mr. Nolan will continue to be eligible to participate in the Company's Annual Employee Bonus Plan, and shall have an annual target bonus level of 40% of his Base Salary for 2006. Mr. Nolan's target LTIP cash bonus and restricted stock unit ("RSU") award pursuant to the Company's Long-Term Compensation Program ("Program") will be set at 80% of his Base Salary effective the next LTIP and Program cycles. Additionally, Mr. Nolan was awarded 5,000 RSUs vesting over three years beginning in May 2007.

     The Employment Agreement provides that if Mr. Nolan is terminated without cause or terminates his employment for good reason (as "cause" and "good reason" are defined under Section 9(b) and 9(a) of the Employment Agreement, respectively), and provided he executes the Company's standard form termination letter, he will be entitled to continue to receive his Base Salary, together with dental and health coverage under COBRA, for a period of twelve months. In addition, upon Mr. Nolan's separation of service with the Company, the Employment Agreement provides that if any payment is made to Mr. Nolan which would constitute a payment of nonqualified deferred compensation pursuant to
Section 409A of the Internal Revenue Code of 1986, as amended (the "Code), such payment shall be delayed until the date that is six months after the date of Mr. Nolan's separation. Further, in the event any amount or benefit payable to Mr. Nolan under the Employment Agreement or under any other plan, agreement or arrangement applicable to Mr. Nolan, is subject to an excise tax imposed pursuant to Section 4999 of the Code (or imposed under any successor provision of the Code imposing a tax liability on "excess parachute payments" as that term is defined in Code Section 280G), Mr. Nolan shall be entitled to receive a cash "gross-up" payment, on an after-tax basis, in an amount sufficient to indemnify him for the amount of any such excise tax.

     If his employment is terminated within one year following a change in control by the Company (except for cause) or by employee (whether or not for Good Reason), Mr. Nolan is entitled to receive all accrued but unpaid Base Salary, Benefits and Other Compensation provided he signs a standard termination letter. He is also entitled to receive at date of termination two years worth of Base Salary, and all options and restricted stock which may vest upon a change in control under the applicable equity plan shall vest.

                                      ###

     In addition, effective as of May 16, 2006, the Company entered into an Indemnity Agreement with Mr. Nolan. The Indemnity Agreement is in the form executed by all directors, officers or agents of the Company or the Company's subsidiaries, and provides that in addition to the Company's general obligation to maintain directors' and officers' liability insurance, the Company will, subject to certain conditions, indemnify and defend in whole or in part, such directors, officers or agents of the Company or the Company's subsidiaries in connection with their service to the Company and its subsidiaries.

     The Indemnity Agreement entered into with Mr. Nolan is substantially identical in all material respects (except as to the parties thereto and the date) to the Indemnity Agreement filed with the Securities and Exchange Commission as Exhibit 10.47 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.


                                      ###

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                             INTERDIGITAL COMMUNICATIONS CORPORATION


                             By: /s/ R.J. Fagan
                                 -----------------------------------------------
                                 Richard J. Fagan
                                 Chief Financial Officer



Dated:  June 1, 2006


                                      ###